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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 2000

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
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           (Exact names of registrants as specified in their charters)


          DELAWARE                     001-15843                  13-3989167
            TEXAS                      333-48279                  74-1282680
------------------------------      ----------------        --------------------
(States or other jurisdictions      (Commission File           (IRS Employer
       of incorporation)                Numbers)            Identification Nos.)


      4440 BRITTMOORE ROAD, HOUSTON, TEXAS                         77041
    ----------------------------------------                 -------------------
    (Address of principal executive offices)                    (Zip Code)


                                 (713) 335-7000
                               -------------------
              (Registrants' telephone number, including area code)

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Item 5.      Other Events.
             -------------

             Earnings Release. Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), issued a press release on November 7, 2000 announcing earnings for the second quarter of fiscal 2001, which ended September 30, 2000. A copy of the press release is filed as Exhibit 99.1 and is hereby incorporated herein by reference.

             In addition, in a public conference call on November 7, 2000 to discuss the second quarter earnings and other corporate matters, which call was broadcast live over the internet, the Company indicated that it expects to add approximately 40,000 horsepower to its fleet in the current fiscal 2001 third quarter. Such increase includes the 10,000 horsepower to be added for the new project in Mexico, which project will contribute an approximately $4.7 million one time turn key installation payment to the Company and a modest margin. The Company also expects to recognize in the current quarter approximately $12 million of its $26.8 million backlog at September 30, 2000. The Company also indicated that its average horsepower utilization rate had improved from the 86% average for the quarterly period ended September 30, 2000 to an average 87% for the month of September 30, 2000 and approximately 87.5% at the date of the call. In response to questions from listeners, the Company also noted that as of September 30, 2000, the Company had approximately $204 million of long-term debt, approximately $261 million in stockholders' equity and approximately $140 million was outstanding under its operating lease facility. Regarding its pending acquisition of Weatherford Global Compression Services, L.P. ("Weatherford Global"), the Company indicated that it expected that the combined company would have combined revenue of approximately $450 million and EBITDA (defined as net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization) of approximately $175 million, which assumes the current quarter annualized estimate after taking into account expected synergies and cost savings from the acquisition. The Company explained that Universal's margins should not be applied to a proposed combined entity's EBITDA due to Weatherford Global's different mix of business. In particular, Weatherford Global has a comparatively larger parts and services business, which tends to have lower margins with reduced capital investment requirements than the Company's compression rental business. The Weatherford Global transaction is subject to approval by the Company's stockholders, regulatory approval, financing conditions and other customary closing conditions.

         Statements about the Company's outlook and all other statements contained herein other than historical facts are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future performance and events and are subject to a number of uncertainties and factors, many of which are outside the Company's control, which could cause actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are successful completion of growth and service projects and the proposed Weatherford Global acquisition, integration of recent acquisitions, future sales and profits, general economic factors and other factors. These risk factors, when applicable, are discussed in the Company's filings with the Securities and


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Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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        (c)   Exhibits

      Exhibit No.          Description
      -----------          -----------
         99.1              Press Release of Universal Compression Holdings, Inc.
                           dated November 7, 2000.

Item 9.  Regulation FD Disclosure.
         -------------------------

         The Company's President and Chief Executive Officer,
Stephen A. Snider will also be speaking about the Company at the Merrill Lynch Global Energy Conference on Friday, November 10,
2000 at 7:25 am Central Standard Time, 8:25 am Eastern Standard Time. Persons wishing to listen to the presentation live may do so by logging on to the Internet at http://events.mlresearchmedia.com/ml/energy.com at least 15 minutes early to download any necessary software needed to access the call.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                            UNIVERSAL COMPRESSION HOLDINGS, INC.
                                            UNIVERSAL COMPRESSION, INC.
                                            (Registrants)



Date:  November 8, 2000                     By:   /s/ RICHARD W. FITZGERALD
                                                --------------------------------
                                                      Richard W. FitzGerald
                                                    Senior Vice President and
                                                     Chief Financial Officer





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                                  EXHIBIT INDEX


      Exhibit No.          Description
      -----------          -----------
         99.1              Press Release of Universal Compression Holdings, Inc.
                           dated November 7, 2000.